Exhibit 99.1


                            Hub International Reports
                             Growth in Quarter, YTD

       Third Quarter Revenue Increases 29% on 4% Organic Growth

              YTD Revenue Grows 24% on 5% Organic Growth



    CHICAGO--(BUSINESS WIRE)--Oct. 26, 2006--Hub International Limited (NYSE: HBG) (TSX: HBG) announced strong improvement in both revenue and key expense ratios for the three months and nine months ended
September 30, 2006.

    Revenue increased 29% to $126.5 million in the third quarter from $98.3 million a year earlier, while net earnings from continuing operations increased to $7.0 million, or $0.17 per diluted share, from a loss of $0.3 million or a loss of $0.01 per diluted share, in the prior-year period.

    Net earnings reflect a number of items that can complicate comparisons between periods, as detailed in tables attached to this release. When adjusted for these items, net earnings from continuing operations increased 12% to $9.3 million in the third quarter from $8.4 million a year ago. Diluted weighted average shares outstanding increased 34% to 41.1 million from 30.6 million a year earlier. The increase is attributable primarily to the issuance of common shares in a May 2006 public offering and in connection with acquisitions, while at the same time the prior year figure for the same quarter was lower than would otherwise be the case as the company's common share equivalents, such as options, restricted share units and convertible debt, were not dilutive. As a result, diluted earnings per share from continuing operations, when adjusted for the items in the attached tables, declined to $0.23 from $0.27 a year ago.

    Focus Remains on Expense Control

    Employee cash compensation improved to 58.8% of revenue in the third quarter from 59.5% in the prior year, while selling, occupancy and administration expense improved to 19.8% from 20.7% of revenue. Combined, these two expense categories improved 171 basis points to 78.6% from 80.3% of revenue. Excluding a one-time severance charge in 2005, employee cash compensation increased to 58.8% in the third quarter from 57.9% a year ago. Seasonality and timing in Hub's revenue contributed significantly to this increase during the third quarter. Combined, excluding the one-time severance charge in 2005, these two expense categories improved eleven basis points to 78.6% from 78.7% of revenue for the quarter.

    Hub's 29% increase in revenue for the quarter included strong gains in both the United States and Canada. U.S. revenue grew 35% to $90.7 million from $67.2 million a year ago, including the impact of both acquisitions and 1% organic growth. In Canada, revenue rose 16% to $35.9 million from $31.0 million, with organic growth of 11%, 4% without the impact of foreign exchange. Consolidated organic growth was 4%, 2% excluding the impact of foreign exchange. Organic growth is a non-GAAP measure that describes internal growth from operations owned at least one year.

    Rate Softness Continues in Primary Market Areas

    Martin P. Hughes, chairman and chief executive officer, said organic growth was limited as rates continued to be weaker, on average, in the third quarter of 2006 than in the prior-year period. While the company's catastrophe-exposed business has experienced strong rate increases, the preponderance of the company's revenue was derived from markets where rates continued to decline.

    "Our sales culture and productivity continue to be strong and we achieved results within our target ranges for new business and retention during the quarter," Hughes said. "We are focused on consistent, effective execution of our growth strategies in all rate environments, as this is the key to long-term returns for our shareholders."

    Revenue and Earnings Rise Strongly in First Nine Months of 2006

    For the first nine months of this year, revenue increased 24% to $406.6 million from $328.5 million in the same period of 2005, including the impact of both acquisitions and 5% organic growth.
Excluding the impact of foreign exchange, organic growth was 3% in the first nine months of 2006.

    Net earnings from continuing operations increased 97.7% to $39.8 million from $20.1 million, reflecting both improved operating margins and a reduced impact from the Talbot Charge described below. Net earnings per diluted share from continuing operations rose 81.4% to $1.07 from $0.59 a year earlier, as the diluted weighted average number of shares outstanding increased 4.5% to 38.3 million from 36.7 million. As mentioned earlier, reported net earnings reflect a number of items that complicate comparisons between periods, as detailed in the attached tables. Earnings from continuing operations, when adjusted for these items, grew 24.5% to $48.3 million from $38.8 million, while earnings per diluted share, when adjusted for these items, improved 18% to $1.30 from $1.10 a year ago.

    U.S. revenue grew 28% to $292.7 million from $228.8 million, reflecting both acquisitions and 2% organic growth. In Canada, revenue growth of 14% to $113.9 million from $99.7 million included 12% organic growth, 4% without the impact of foreign exchange.

    For the nine-month period, employee cash compensation improved to 54.2% of revenue from 55.2% in the prior year, while selling, occupancy and administration expense improved to 18.1% of revenue from 18.3% a year ago. Combined, these two expense categories improved 121 basis points to 72.3% from 73.5% of revenue. Excluding the one-time severance charge in 2005, employee cash compensation improved to 54.2% of revenue from 54.7% a year ago. Combined, excluding the one-time severance charge in 2005, these two expense categories improved 73 basis points to 72.3% from 73.1% of revenue for the nine-month period.

    Outlook for Growth Remains Favorable

    Addressing current trends and outlook, Hughes said the company's fundamentals continue to improve. In combination, our emphasis on our sales culture and sales tools has created stronger links to customer information and improved performance in both account development and retention.

    "We see ample opportunity to grow our business, both through acquisitions of well-managed brokerages and through organic growth of our existing businesses," Hughes said. "Although we aren't benefiting from increasing rates, we are still achieving progress in our core focus areas of sales and margins."

    Meanwhile, the acquisition pipeline continues to be strong. During the third quarter, Hub acquired four brokerages with annualized revenue of approximately $16.3 million. Through the first nine months of 2006, the acquisition of 17 brokerages added annualized revenue of approximately $75.7 million.

    The Talbot Charge

    Hub discloses the impact of compensation related to the Talbot acquisition in order to give investors increased insight into Hub's results of operations and the effective cost of the Talbot acquisition.

    Total consideration paid to acquire Talbot includes both $90 million cash paid to Safeco Corporation and the issuance of Hub shares, or comparable amounts of cash, to approximately 70 Talbot executives. The total consideration is within Hub's target range of paying 5-8 times EBITDA (earnings before interest, taxes, depreciation and amortization) for acquired brokerages.

    As the executives participating in this earnout were not shareholders of Talbot prior to the sale, the earnout compensation they receive under the terms of the purchase agreement is recorded as compensation expense. This compensation expense, which is not deductible for tax purposes, will be charged to earnings through the first quarter of 2007 and will affect earnings comparisons through 2007, making it difficult for investors to analyze the company's results in comparison to prior years and industry peers.

    Hub has the option to pay the executives with cash or shares. The first Talbot earnout payment in the amount of $16.4 million was paid in cash on September 1, 2005. The second payment of $19.0 million was paid in March 2006 in common shares. Management will decide whether to make the final payment in cash, shares or a combination thereof depending on circumstances at the time of payment.

    In the first nine months of 2006, Hub recorded $9.9 million of compensation expense for Talbot, based on a total estimated earnout liability of approximately $57 million. The amount of this compensation may vary from quarter to quarter, reflecting profitability of Talbot. It is anticipated that the total charge to earnings for the Talbot earnout, including payments made to date, will be as follows:

    2004 $14.4 million (actual)

    2005 $28.7 million (actual)

    2006 $11.9 million (estimate)

    2007 $2.0 million (estimate)

    Conference Call and Webcast

    Hub International will discuss its financial results and outlook on a conference call scheduled for 9:30 a.m. (CT), 10:30 a.m. (ET) today, October 26, 2006. The call is being webcast by Thompson/CCBN and can be accessed at Hub International's web site at www.hubinternational.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can also access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

    Headquartered in Chicago, IL, Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

    This press release may contain forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements relate to, among other things, our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products, exchange rates, resolution of regulatory issues, including those related to compensation arrangements with insurance companies, the actual costs of resolution of contingent liabilities and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission and the Canadian securities commissions. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



HUB INTERNATIONAL LIMITED
Consolidated Organic Growth (unaudited)
For the three months and nine months ended September 30, 2006
(in thousands of U.S. dollars, except percentages)

                                                      Net
                                                  Adjustments
                  Revenue                 Total       For      Organic
             ------------------
               Third quarter     Total   Growth (Acquisitions) Growth
               2006     2005   Change ($)  (%)   And Disposals   (%)
             ---------------------------------------------------------
Total
-------------
Commission
 Income      $119,485  $92,560   $26,925     29%      $(23,800)     3%
Contingent
 Commissions
 and Volume
 Overrides      2,454    2,391        63      3%          (240)    -7%
Other Income    4,570    3,332     1,238     37%          (286)    29%
             ---------------------------------------------------------
Total        $126,509  $98,283   $28,226     29%      $(24,326)     4%
             ---------------------------------------------------------

USA
-------------
Commission
 Income       $85,010  $62,672   $22,338     36%      $(22,549)     0%
Contingent
 Commissions
 and Volume
 Overrides      2,107    1,952       155      8%          (241)    -4%
Other Income    3,541    2,623       918     35%          (285)    24%
             ---------------------------------------------------------
Total         $90,658  $67,247   $23,411     35%      $(23,075)     1%
             ---------------------------------------------------------

Canada
-------------
Commission
 Income       $34,475  $29,888    $4,587     15%       $(1,251)    11%
Contingent
 Commissions
 and Volume
 Overrides        347      439       (92)   -21%             1    -21%
Other Income    1,029      709       320     45%            (1)    45%
             ---------------------------------------------------------
Total         $35,851  $31,036    $4,815     16%       $(1,251)    11%
             ---------------------------------------------------------





                                                      Net
                                                  Adjustments
                  Revenue                 Total       For      Organic
             ------------------
                Nine months      Total   Growth (Acquisitions) Growth
               2006     2005   Change ($)  (%)   And Disposals   (%)
             ---------------------------------------------------------
Total
-------------
Commission
 Income      $353,609 $283,271   $70,338     25%      $(56,430)     5%
Contingent
 Commissions
  and Volume
   Overrides   41,505   35,794     5,711     16%        (4,519)     3%
Other Income   11,482    9,413     2,069     22%           168     24%
             ---------------------------------------------------------
Total        $406,596 $328,478   $78,118     24%      $(60,781)     5%
             ---------------------------------------------------------

USA
-------------
Commission
 Income      $253,102 $194,889   $58,213     30%      $(54,349)     2%
Contingent
 Commissions
  and Volume
   Overrides   30,741   26,369     4,372     17%        (4,519)    -1%
Other Income    8,864    7,521     1,343     18%           170     20%
             ---------------------------------------------------------
Total        $292,707 $228,779   $63,928     28%      $(58,698)     2%
             ---------------------------------------------------------

Canada
-------------
Commission
 Income      $100,507  $88,382   $12,125     14%       $(2,081)    11%
Contingent
 Commissions
  and Volume
   Overrides   10,764    9,425     1,339     14%             -     14%
Other Income    2,618    1,892       726     38%            (2)    38%
             ---------------------------------------------------------
Total        $113,889  $99,699   $14,190     14%       $(2,083)    12%
             ---------------------------------------------------------


   Notes:    1. Organic growth is a non-GAAP measure.

             2. Total and Canadian organic growth rates above include
              the impact of changes in foreign currency.





HUB INTERNATIONAL LIMITED
Consolidated Statements of Earnings Data (unaudited)
For the three months and nine months ended September 30, 2006 and 2005 (in thousands of U.S. dollars, except per share amounts)

                                   Third quarter       Nine months
                                 ------------------ ------------------
                                   2006     2005      2006     2005
                                 ------------------ ------------------

Revenue
  Commission income              $119,485  $92,560  $353,609 $283,271
  Contingent commissions and
   volume overrides                 2,454    2,391    41,505   35,794
  Other                             4,570    3,332    11,482    9,413
                                 ------------------ ------------------
                                  126,509   98,283   406,596  328,478
                                 ------------------ ------------------

Expenses
  Compensation (1)                 78,836   67,659   235,171  210,037
  Selling, occupancy and
   administration                  25,029   20,358    73,672   60,270
  Depreciation                      2,459    2,200     7,012    6,378
  Interest expense                  2,746    2,710     9,706    7,626
  Intangible asset amortization     5,356    1,961    13,854    5,657
Gain on disposal of subsidiaries,
 property, equipment and other
 assets                              (108)    (224)     (865)  (2,657)
  Loss on foreign exchange
   forward contract                     -      555         -      555
  Gain on forgiveness of debt           -        -         -   (4,500)
                                 ------------------ ------------------
                                  114,318   95,219   338,550  283,366
                                 ------------------ ------------------

Net earnings from continuing
 operations
before income taxes                12,191    3,064    68,046   45,112
                                 ------------------ ------------------

Provision for income tax expense
 (benefit)
  Current                           5,656    1,609    28,491   24,102
  Future                             (488)   1,775      (270)     867
                                 ------------------ ------------------
                                    5,168    3,384    28,221   24,969
                                 ------------------ ------------------
Net earnings (loss) from
 continuing
operations                          7,023     (320)   39,825   20,143
Net earnings (loss) from
 discontinued
operations                            166     (421)      115     (136)
                                 ------------------ ------------------
Net earnings (loss)                $7,189    $(741)  $39,940  $20,007
                                 ------------------ ------------------
Interest on subordinated
 convertible debentures                 -        -       950    1,425
Dividends in lieu on restricted
 share units                           29        -        88       83
                                 ------------------ ------------------
Diluted net earnings (loss)        $7,218    $(741)  $40,978  $21,515
                                 ================== ==================

Basic earnings (loss) per share
Continuing operations               $0.18   $(0.01)    $1.14    $0.66
Discontinued operations                 -    (0.01)        -        -
                                 ------------------ ------------------
Total operations                    $0.18   $(0.02)    $1.14    $0.66
                                 ------------------ ------------------

Diluted earnings (loss) per share
Continuing operations               $0.17   $(0.01)    $1.07    $0.59
Discontinued operations              0.01    (0.01)        -        -
                                 ------------------ ------------------
Total operations                    $0.18   $(0.02)    $1.07    $0.59
                                 ------------------ ------------------

Weighted average shares
 outstanding
  - Basic (000's)                  39,086   30,600    34,908   30,471
Weighted average shares
 outstanding
  - Diluted (000's)                41,106   30,600    38,307   36,657


(1) Compensation includes:
Employee cash compensation        $74,341  $58,518  $220,374 $181,246
Talbot earnout compensation         2,850    7,576     9,907   23,491
Other non-cash stock based
 compensation                       1,645    1,565     4,890    5,300
                                 ------------------ ------------------
                                  $78,836  $67,659  $235,171 $210,037
                                 ================== ==================





HUB INTERNATIONAL LIMITED
Consolidated Balance Sheet Information (unaudited)
As of September 30, 2006 and December 31, 2005
(in thousands of U.S. dollars)

                                                  2006        2005
                                               ----------- -----------
Assets
Current assets:
Cash and cash equivalents                        $109,729     $70,118
Trust cash                                         85,533     113,349
Accounts and other receivables                    247,948     230,654
Income taxes receivable                             5,601       6,001
Future income taxes                                 6,378       4,971
Prepaid expenses                                   10,127       6,436
                                               ----------- -----------
Total current assets                              465,316     431,529

Goodwill                                          512,742     421,158
Other intangible assets                           146,436     105,007
Property and equipment                             31,438      28,160
Future income taxes                                13,980       4,528
Other assets                                       12,670      10,971
                                               ----------- -----------
Total assets                                   $1,182,582  $1,001,353
                                               =========== ===========

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities         $353,353    $384,174
Income taxes payable                               10,955       4,344
Future income taxes                                   292         359
Current portion long-term debt and capital
 leases                                             5,162       4,910
                                               ----------- -----------
Total current liabilities                         369,762     393,787

Long-term debt and capital leases                 142,708     135,363
Subordinated convertible debentures                     -      35,000
Future income taxes                                22,898      17,277
                                               ----------- -----------
Total liabilities                                 535,368     581,427
                                               ----------- -----------

Commitments and contingencies

Shareholders' equity
Share capital                                     455,948     270,199
Contributed surplus                                21,275      16,989
Cumulative translation account                     36,733      31,893
Retained earnings                                 133,258     100,845
                                               ----------- -----------
Total shareholders' equity                        647,214     419,926
                                               ----------- -----------
Total liabilities and shareholders' equity     $1,182,582  $1,001,353
                                               =========== ===========





HUB INTERNATIONAL LIMITED
Consolidated Cash Flow Information (unaudited)
For the three months and nine months ended September 30, 2006 and 2005 (in thousands of U.S. dollars)

                                   Third quarter       Nine months
                                 ------------------ ------------------
                                   2006     2005      2006     2005
                                 ------------------ ------------------
Operating activities
Net earnings (loss)                $7,189    $(741)  $39,940  $20,007
Items not affecting cash:
  Amortization and depreciation     7,815    4,267    20,866   12,229
  Gain on disposal of
   subsidiaries, property,
   equipment and other assets        (107)    (229)     (476)  (2,623)
  Compensation for Talbot earnout
   - non-cash stock based           2,850    4,289     9,907   13,691
  Other non-cash stock based
   compensation                     1,645    1,565     4,890    5,300
  Gain on forgiveness of debt           -        -         -   (4,500)
  Future income taxes                (561)   1,742      (449)     846
Non-cash working capital items
  Trust cash                       10,449    8,169    34,817   13,933
  Accounts and other receivables   74,544   71,316    30,535   29,193
  Prepaid expenses                     18   (1,233)   (3,496)  (2,149)
  Accounts payable and accrued
   liabilities                    (75,822) (64,168)  (66,919) (44,368)
  Compensation for Talbot earnout       -  (13,147)        -   (6,634)
  Other assets                        129      129       387      387
  Income taxes                     (4,504)  (3,518)    1,965    1,074
                                 ------------------ ------------------
  Net cash flows from operating
   activities                      23,645    8,441    71,967   36,386
                                 ------------------ ------------------

Investing activities
  Property and equipment -
   purchases                       (2,571)  (2,057)   (8,283)  (4,714)
  Property and equipment -
   proceeds on sale                     -        6        11       20
  Purchase of subsidiaries, net
   of cash received               (29,168) (10,259) (126,306) (18,418)
  Sale of subsidiaries                  2    1,007     1,707    4,863
  Premium financing - receipts      7,864        -     7,864        -
  Premium financing -
   disbursements                   (6,644)       -    (6,644)       -
  Other assets                        376      580       593    5,102
                                 ------------------ ------------------
  Net cash flows used for
   investing activities           (30,141) (10,723) (131,058) (13,147)
                                 ------------------ ------------------

Financing activities
  Bank debt                       (14,236)       -   (14,236)       -
  Long-term debt and capital
   leases - advances, net of
   costs                              (90)  10,000   130,033   10,000
  Long-term debt and capital
   leases - repayments             (1,030)  (2,273) (126,989)  (7,471)
  Proceeds from share issue, net
   of costs                           (41)       -   114,862       15
  Proceeds from exercise of stock
   options                            244    1,597       948    2,253
  Windfall tax benefit                 49        -       193        -
  Dividends paid                   (2,750)  (1,851)   (7,527)  (5,531)
                                 ------------------ ------------------
  Net cash flows from (used for)
   financing activities           (17,854)   7,473    97,284     (734)
                                 ------------------ ------------------

Effect of exchange rate changes
 on cash and cash equivalents         (10)   2,675     1,418    1,734
                                 ------------------ ------------------
Change in cash and cash
 equivalents                      (24,360)   7,866    39,611   24,239
Cash and cash equivalents -
 Beginning of period              134,089  114,577    70,118   98,204
                                 ------------------ ------------------
Cash and cash equivalents - End
 of period                       $109,729 $122,443  $109,729 $122,443
                                 ================== ==================




HUB INTERNATIONAL LIMITED
Compensation for Talbot Earnout and Other Non-Cash Stock Based
 Compensation (unaudited)
For the three months and nine months ended September 30, 2006 and 2005 (in thousands of U.S. dollars)

Non-cash stock based compensation, including both compensation for the Talbot acquisition and other non-cash stock based compensation of $4,495 and $5,854 for the three months ended September 30, 2006 and 2005, respectively, and of $14,797 and $18,991 for the nine months ended September 30, 2006 and 2005, respectively, was expensed with offsetting credits to contributed surplus, and accounts payable and accrued liabilities. The Company recognizes the fair value of non-cash stock based compensation as an expense over the period in which entitlement to the compensation vests.

Other non-cash stock based compensation for the three months and nine months ended September 30, 2006 and 2005 is comprised of the following:

                                         Third quarter   Nine months
                                         -------------- --------------
                                          2006   2005    2006   2005
                                         -------------- --------------
  Stock options granted June 2002            $-    $(8)     $-   $843
  Stock options granted February 2003         -     91       -    281
  Restricted share units (RSUs) granted
   for 2003 bonuses                         509    758   1,641  2,272
  Other RSUs                              1,132    722   3,234  1,885
  Common shares for acquisitions              4      2      15     19
                                         -------------- --------------
  Total other non-cash stock based
   compensation                          $1,645 $1,565  $4,890 $5,300
                                         ============== ==============

The related income tax benefit for other non-cash stock based compensation, for the three months ended September 30, 2006 and 2005 was $476 and $456, respectively, and for the nine months ended
 September 30,2006 and 2005 was $1,659 and $1,439, respectively.





Compensation for the Talbot earnout, includes both cash and non-cash stock based compensation, which is not deductible for tax purposes, for the three months and nine months ended September 30, 2006 and 2005 was comprised of the following:

                                        Third quarter    Nine months
                                       --------------- ---------------
                                        2006    2005    2006   2005
                                       --------------- ---------------
  Cash compensation                         $- $3,287      $-  $9,800
  Non-cash stock based compensation      2,850  4,289   9,907  13,691
                                       --------------- ---------------
  Total compensation for the Talbot
   earnout                              $2,850 $7,576  $9,907 $23,491
                                       =============== ===============





The Company estimates other non-cash stock based compensation expense for 2006 through 2011 will be:

                      First
                      Nine  Fourth
                      months quarter
Year ended
 December 31,          2006    2006   2007   2008   2009   2010  2011
-------------------- -------------------------------------------------
RSUs granted for
2003 bonuses         $1,641    $499 $1,975 $1,975 $1,976 $1,921    $-
Other RSUs            3,234   1,117  4,260  4,107  1,849  1,151   263
Common shares for
 acquisitions            15       4      5      -      -      -     -
Total other non-cash
 stock based         -------------------------------------------------
 compensation        $4,890  $1,620 $6,240 $6,082 $3,825 $3,072  $263
                     =================================================





The Company estimates the compensation for the Talbot earnout for 2006 through March 31, 2007, at which time the earnout will be fully repaid, will be:
                                              First
                                              Nine    Fourth
                                              months  quarter
Year ended December 31,                       2006     2006    2007
----------------------------------------    --------------------------
Cash compensation                                 $-       $-      $-
Non-cash stock based compensation              9,907    1,950   1,950
                                            --------------------------
Total compensation for the Talbot earnout     $9,907   $1,950  $1,950
                                            ==========================

Total future compensation costs related to non-vested awards as of September 30, 2006 are $21,606 for other non-cash stock based compensation and $3,900 for the Talbot earnout.

In total, as of September 30, 2006, we had issued and outstanding approximately 1.1 million stock options at a weighted average exercise price of $15.41. Our closing share price on the New York Stock Exchange was $28.92 on September 29, 2006.




HUB INTERNATIONAL LIMITED
Reconciliation of GAAP to Adjusted Earnings
(in thousands of U.S. dollars, except per share amounts)
------------------------------------------------------------


                                                    Three     Three
                                                    months    months
                               Three     Three      ended     ended
                               months    months    9/30/06   9/30/05
                               ended     ended       (Per     (Per
Results described are net of  9/30/06   9/30/05     Diluted  Diluted
 income tax                    ($000)    ($000)      Share)   Share)
---------------------------- -------------------- --------------------
Net Earnings (Loss) Reported
 under GAAP                     $7,189     $(741)     $0.18    $(0.02)
Impact of compensation for
 Talbot earnout                 $2,850    $7,576      $0.07     $0.25
Impact of foreign exchange       $(524)    $(252)    $(0.01)   $(0.01)
Impact of severance costs           $-    $1,004         $-     $0.03
Impact of loss on foreign
 exchange forward contract          $-      $354         $-     $0.01
Impact of Discontinued
 Operations                      $(166)     $421     $(0.01)    $0.01
Net earnings from continuing
 operations excluding above  -------------------- --------------------
 items                          $9,349    $8,362      $0.23     $0.27
                             -------------------- --------------------





                                                    Nine      Nine
                                                    months    months
                                                    ended     ended
                               Nine      Nine      9/30/2006 9/30/2005
                               months    months      (Per      (Per
Results described are net of   ended     ended     Diluted   Diluted
 income tax                   9/30/2006 9/30/2005   Share)    Share)
---------------------------- -----------------------------------------
Net Earnings Reported under
 GAAP                          $39,940   $20,007      $1.07     $0.59
Impact of compensation for
 Talbot earnout                 $9,907   $23,491      $0.26     $0.64
Impact of foreign exchange       $(914)  $(1,341)    $(0.02)   $(0.04)
Impact of gain on
 disposition of assets of
 certain
  brokerages                     $(486)  $(1,914)    $(0.01)   $(0.05)
Impact of severance costs           $-    $1,004         $-     $0.03
Impact of loss on foreign
 exchange forward contract          $-      $354         $-     $0.01
Impact of gain on
 forgiveness of debt                $-   $(2,925)        $-    $(0.08)
Impact of Discontinued
 Operations                      $(115)     $136         $-        $-
Net earnings from continuing
 operations excluding above  -------------------- --------------------
 items                         $48,332   $38,812      $1.30     $1.10
                             -------------------- --------------------



    CONTACT: Hub International Limited
             Media Contacts:
             W. Kirk James
             Vice President, Secretary and
             Chief Corporate Development Officer
             312-279-4881
             Kirk.james@hubinternational.com
             or
             Heather Schneider
             Corporate Communications Manager
             312-279-4683
             Heather.schneider@hubinternational.com
             or
             Rosenbaum Advisors, Inc.
             Investor Contact:
             Michael Rosenbaum
             847-749-1010
             Fax: 847-577-6767
             Web: http://www.rosenbaumadvisors.com
             E-mail: michael@rosenbaumadvisors.com